Exhibit 10.2

May 1, 2009

James Young

Chief Financial Officer

GMAC Mortgage, LLC

One Meridian Crossings

Suite 100

Minneapolis, MN 55423

Re:	Amendment of ISDA Schedules

Dear Jim:

This letter will confirm the details of the agreement between GMAC Bank (the “Bank”) and GMAC Mortgage, LLC (“GMACM”) to amend the Schedules (Net Funding and FMV) dated as of August 31, 2007 (collectively, the “Schedules”) to the ISDA Master Agreement between the Bank and GMACM (the “Agreement”).

The Bank and GMACM hereby agree that, as of the date of this letter, the Schedules shall be amended as follows:

Part 6, Sub-section (a)(vi) of the FMV Schedule shall read in its entirety as follows:

“Termination Date,” unless earlier terminated in accordance with the provisions of this Agreement or by agreement of the parties, means a date established upon 90 days prior notice given by Party B.

Part 6, Sub-section (a)(vii) of the Net Funding Schedule shall read in its entirety as follows:

“Termination Date,” unless earlier terminated in accordance with the provisions of this Agreement or by agreement of the parties, means a date established upon 90 days prior notice given by Party B.

Except as otherwise set specifically set forth above, the Agreement and the Schedules shall remain in full force and effect without modification or amendment.

If the foregoing is consistent with your understanding of the agreement between GMACM and the Bank, please return an executed copy of this letter to my attention.

Very truly yours,

GMAC BANK

/s/ Robert E. Groody
Robert E. Groody Executive Vice President and Chief Operating Officer

ACCEPTED AND AGREED TO:

GMAC MORTGAGE, LLC

/s/ James Young
James Young Chief Financial Officer